Exhibit 5.1

Iridium Communications Inc.

6707 Democracy Boulevard

Suite 300

Bethesda, MD 20817

March 16, 2010

Iridium Communications Inc.

6707 Democracy Boulevard

Suite 300

Bethesda, MD 20817

Ladies and Gentlemen:

I am Chief Legal and Administrative Officer of Iridium Communications Inc., a Delaware corporation (the “Company”). This letter is being delivered in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) with respect to the issuance by the Company of up to an aggregate of 8,000,000 shares of common stock, par value $0.001 per share (the “Shares”), to be acquired by Company employees, directors and other service providers under the 2009 Iridium Communications Inc. Stock Incentive Plan (the “Plan”).

I have examined the Registration Statement and the Plan. I also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinion expressed herein. In rendering the opinion below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Shares to be issued by the Company pursuant to the Plan have been duly authorized and, upon their issuance and delivery in accordance with the Plan, will be validly issued, fully paid and non-assessable.

I do not express any opinion herein concerning any law other than the law of the State of Maryland, the federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). I am not admitted to practice in the State of Delaware.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ John S. Brunette
John S. Brunette
Chief Legal and Administrative Officer and Secretary